United States
Securities and Exchange Commission
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2006

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On January 26, 2006, MTS Medication Technologies, Inc. (the “Company”) announced that Michael Branca, Chief Financial Officer, Vice President and Corporate Secretary, will resign from the Company effective March 17, 2006, for personal reasons.

        As of March 17, 2006, Teresa Dunbar, the Company’s Controller and Principal Accounting Officer, will oversee financial operations until a replacement is named for Mr. Branca. Ms. Dunbar, age 36, joined the Company as Controller in August 2004. From January 2002 to May 2004, Ms. Dunbar served as Controller of Trak Communications, Inc. From December 1998 to December 2001, Ms. Dunbar served as an auditor and audit manager for KMPG. Prior to that time, Ms. Dunbar spent four years as an auditor with Grant Thornton. In 1995, Ms. Dunbar earned her CPA license and Masters in Taxation.

Item 7.01    Regulation FD Disclosure

         A press release regarding the above announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

        The information furnished pursuant to this Item 7.01 of the this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1934, as amended, unless otherwise expressly stated in such filing.

Item 9.01   Financial Statements and Exhibits

                    (d)        Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of MTS Medication Technologies, Inc., dated January 26, 2006

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: January 26, 2006	By:	/s/ Todd E. Siegel
Todd E. Siegel
President and Chief Executive Officer